CERTIFICATE OF AMENDMENT
TO
RESTATED BY-LAWS
OF
BRINSON MASTER SERIES, INC.

         The undersigned, being Vice President and Secretary of Brinson Master Series, Inc., hereby certifies that the Directors of the Corporation duly adopted the following resolutions, which amended the Restated
By-Laws of the Corporation dated May 13, 1998 in the manner provided in such Restated By-Laws of the Corporation, at meeting held on February 13, 2002 and that the amendment will be effective on April 8, 2002:

        RESOLVED, that the Restated By-Laws dated May 13, 1998 be, and they hereby are, amended to change the name of the Corporation effective as of April 8, 2002 from Brinson Master Series, Inc. to UBS Master
Series, Inc. in the following manner:

The Section 1.01 of the Restated By-Laws is hereby amended to read as follows:

	Section 1.01.  Name:

	The name of the Corporation is UBS Master Series, Inc.



Dated: February 15, 2002
         			By: /s/ Amy R. Doberman
							Name:  Amy R. Doberman
							Title:    Vice President and Secretary


New York, New York (ss)

On this 15th day of February, 2002, before me personally appeared
Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Corporation and acknowledged that she executed the foregoing instrument as her free act and deed.


         					/s/Evelyn De Simone
								Notary Public




UBS Money Market Fund - Annual N-
SAR
         Exhibit 77Q1(a)
ARTICLES OF AMENDMENT
TO THE
RESTATEMENT OF ARTICLES OF INCORPORATION
OF
BRINSON MASTER SERIES, INC.

	Brinson Master Series, Inc., a Maryland corporation, having its principal office in Baltimore, Maryland (the Corporation), desiring to change its name to UBS Master Series, Inc., hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:
	Article SECOND of the Restatement of Articles of Incorporation of the Corporation is amended by striking Brinson Master Series, Inc.
and substituting therefore UBS Master Series, Inc.

SECOND:

	Section 6.1 of Article SIXTH of the Restatement of Articles of Incorporation of the Corporation is amended by striking Brinson
Money Market Fund and substituting therefore UBS Money Market Fund.

THIRD:

	Section 6.8 of Article SIXTH of the Restatement of Articles of Incorporation of the Corporation is amended by striking each reference to Brinson Money Market Fund and substituting therefore
UBS Money Market Fund.

FOURTH:
	These amendments were approved by the Corporations Board of Directors on February 13, 2002 and are to become effective on April 8, 2002.
         IN WITNESS WHEREOF, Brinson Master Series, Inc., has caused these presents to be signed in its name on its behalf by its Vice President and Secretary and its corporate seal to be hereunto affixed and attested to by its Assistant Secretary on this 15th day of February, 2002.
         Brinson Master Series, Inc.

         By: /s/ Amy R. Doberman
         Amy R. Doberman
         Vice President and Secretary
         Brinson Master Series, Inc.
Attest:

/s/ Cristina Paradiso
Cristina Paradiso
Assistant Secretary
Brinson Master Series, Inc.


         THE UNDERSIGNED, Vice President and Secretary of Brinson Master Series, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

						/s/ Amy R. Doberman
						Amy R. Doberman
						Vice President and Secretary
						Brinson Master Series, Inc.